UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2010

Hines Global REIT, Inc.
__________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas	77056-6118
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On November 4, 2010, Hines Global REIT 50 South Sixth LLC, a wholly-owned subsidiary of Hines Global REIT Properties LP ("the Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. ("Hines Global"), acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota.

On November 10, 2010, Hines Global filed a Current Report on Form 8-K (the "Initial Report") with regard to the acquisition of Fifty South Sixth. After reasonable inquiry, Hines Global is not aware of any material factors relating to the property that would cause the reported financial information not to be necessarily indicative of future operating results. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K, and should be read in conjunction with the Initial Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Real Estate Property Acquired. The following financial statements are submitted at the end of this Current Report on Form 8-K/A and are filed herewith and incorporated herein by reference.

Fifty South Sixth, Minneapolis, Minnesota—For the Nine Months Ended September 30, 2010 (Unaudited) and the Year Ended December 31, 2009

Independent Auditors’ Report
Statements of Revenues and Certain Operating Expenses
Notes to Statements of Revenues and Certain Operating Expenses

(b) Unaudited Pro Forma Financial Information. The following financial information is submitted at the end of this Current Report on Form 8-K/A and is filed herewith and incorporated herein by reference.

Hines Global REIT, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2010
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2009
Notes to Unaudited Pro Forma Consolidated Financial Statements

(d) Exhibits - None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

January 18, 2010	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

INDEPENDENT AUDITORS’ REPORT

To the Partners of
Hines Global REIT Properties, L.P.
Houston, TX

We have audited the accompanying statement of revenues and certain operating expenses (the “Historical Summary”) of Fifty South Sixth, located in Minneapolis, Minnesota (the “Property”) for the year ended December 31, 2009. This Historical Summary is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as it relates to the Historical Summary as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting as it relates to the Historical Summary. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in this Form 8-K/A of Hines Global REIT, Inc.) as discussed in Note 2 to the Historical Summary and is not intended to be a complete presentation of the Property’s revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and certain operating expenses discussed in Note 2 to the Historical Summary of the Property for the year ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Saville Dodgen & Company, PLLC

Dallas, Texas
January 18, 2010

FIFTY SOUTH SIXTH, MINNEAPOLIS, MINNESOTA
STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009

	Nine Months Ended September 30, 2010 (unaudited)	Year Ended December 31, 2009
Revenues:
Rental revenue	$16,868,322	$23,252,243
Other revenue	3,920	5,364
Total revenues	16,872,242	23,257,607
Certain Operating Expenses:
Utilities	599,477	751,786
Real estate taxes	3,323,539	4,618,208
Repairs and maintenance	425,188	651,485
Cleaning services	682,449	1,045,387
Salaries and wages	746,987	936,423
Building management services	581,549	799,807
Insurance	100,715	125,099
Total certain operating expenses	6,459,904	8,928,195
Revenues in excess of certain operating expenses	$10,412,338	$14,329,412

See accompanying notes to statements of revenues and certain operating expenses.

FIFTY SOUTH SIXTH, MINNEAPOLIS, MINNESOTA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES
For the Nine Months Ended September 30, 2010 (unaudited) and for the Year Ended December 31, 2009

(1)              Organization

Fifty South Sixth (the “Property”) is an office building located in Minneapolis, Minnesota, that contains 698,606 square feet (unaudited) of rentable area. The Property was acquired by Hines Global REIT 50 South Sixth LLC, (the "Company") a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. (“Hines Global”). The acquisition was completed on November 4, 2010. The Property is managed by Hines Interests Limited Partnership (“Hines”), an affiliate of the Company.

(2)              Basis of Presentation

The statements of revenues and certain operating expenses (the “Historical Summaries”) have been prepared for the purpose of complying with the provisions of Article 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to real estate operations to be included with certain filings with the SEC. These Historical Summaries include the historical revenues and operating expenses of the Property, exclusive of interest expense, depreciation and amortization and management fees, which may not be comparable to the corresponding amounts reflected in the future operations of the Property.

The statement of revenues and certain operating expenses and notes thereto for the nine months ended September 30, 2010 included in this report are unaudited.  In the opinion of the Company’s management, all adjustments necessary for a fair presentation of such statement of revenues and certain operation expenses have been included.  Such adjustments consisted of normal recurring items.  Interim results are not necessarily indicative of results for a full year.

In preparing the accompanying financial statements, we evaluated events and transactions that occurred subsequent to September 30, 2010, through the date that the accompanying financial statements were available to be issued on January 18, 2011.

(3)              Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Property’s management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

(4)              Significant Accounting Policies

(a)                       Revenue Recognition

The Property’s operations consist of rental revenue earned from tenants under leasing arrangements which generally provide for minimum rents, escalations, and charges to tenants for their pro rata share of real estate taxes and operating expenses.  The tenant leases have been accounted for as operating leases.  Rental revenue is recognized by amortizing the aggregate lease payments on the straight-line basis over the entire terms of the leases, which resulted in rental revenue in excess of contractual rent of $203,524 (unaudited) for the nine months ended September 30, 2010 and $439,059 for the year ended December 31, 2009.

(b)                       Repairs and Maintenance

Expenditures for repairs and maintenance are expensed as incurred.

FIFTY SOUTH SIXTH, MINNEAPOLIS, MINNESOTA
NOTES TO STATEMENTS OF REVENUES AND CERTAIN OPERATING EXPENSES – (Continued)

(6)              Rental Revenue

The aggregate annual minimum cash payments to be received on the noncancelable operating leases in effect as of December 31, 2009 is as follows:

Year ending December 31:	Amount
2010	$12,898,669
2011	13,266,161
2012	12,697,737
2013	12,387,533
2014	12,205,130
Thereafter	54,020,471
Total	$117,475,701

Total minimum future rental revenue represents the base rent that tenants are required to pay under the terms of their leases exclusive of charges for contingent rents, operating expenses and real estate taxes.  The annual minimum future rental revenue reflects the annual base rent in effect at December 31, 2009. There were no significant contingent rents for the nine months ended September 30, 2010 (unaudited) and the year ended December 31, 2009.

Of the total rental revenue for the year ended December 31, 2009, 48% was earned from a tenant in the legal industry whose lease expires in 2016 and 23% was earned from a tenant in the accounting industry whose lease expires in 2024.  The Property did not earn rental revenue from any other tenants or industry concentration of tenants that represent more than 10% of its total rental revenue for the year ended December 31, 2009.

* * * * *

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), the (“Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million

On November 4, 2010, a subsidiary of the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. The seller, KanAm Grund Kapitalanlagegesellschaft mbH, is not affiliated with the Company or its affiliates. The net purchase price for Fifty South Sixth was $185.0 million, exclusive of transaction costs and working capital reserves. The Company funded the acquisition using proceeds from its current public offering along with $95.0 million of debt financing.

The unaudited pro forma consolidated balance sheet assumes the acquisitions of Southpark and Fifty South Sixth occurred on September 30, 2010. The unaudited pro forma consolidated statements of operations assume that the Company’s acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth occurred on January 1, 2009.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of each period presented, nor does it purport to represent the results of operations for future periods. In addition, pro forma adjustments related to the purchase price allocation of Fifty South Sixth are preliminary and subject to change.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2010

	September 30, 2010	Adjustments for Fifty South Sixth Acquisition		Other Adjustments		Pro Forma
ASSETS
Investment property, net	$295,250,416	$137,812,381	(a)	$24,476,841	(d)	$457,539,638
Cash and cash equivalents	118,315,718	(64,992,381)	(a)	(12,186,841)	(d)	41,136,496
Restricted cash	885,616	—		—		885,616
Tenant and other receivables	3,899,971	—		—		3,899,971
Intangible lease assets, net	112,257,279	48,690,000	(a)	7,550,000	(d)	168,497,279
Deferred leasing costs, net	261,147	—		—		261,147
Deferred financing costs, net	4,162,138	950,000	(c)	180,000	(f)	5,292,138
Other assets	26,383,443	(25,000,000)	(a)	(1,000,000)	(d)	383,443
Total Assets	$561,415,728	97,460,000		$19,020,000		$677,895,728
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$6,350,348	—		$—		$6,350,348
Due to affiliates	3,950,825	4,649,848	(c)	803,737	(f)	9,404,410
Intangible lease liabilities, net	4,618,352	1,510,000	(a)	120,000	(d)	6,248,352
Other liabilities	7,467,333	—		—		7,467,333
Interest rate swap contracts	3,804,365	—		—		3,804,365
Distributions payable	2,387,544	—		—		2,387,544
Notes payable	268,553,642	95,000,000	(b)	18,720,000	(e)	382,273,642
Total liabilities	297,132,409	101,159,848		19,643,737		417,935,994

Commitments and Contingencies	—	—		—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000,000 preferred shares authorized, none issued or outstanding as of September 30, 2010	—	—		—		—
Common shares, $.001 par value; 1,500,000,000 common shares authorized as of September 30, 2010; 28,809,324 common shares issued and outstanding as of September 30, 2010	28,809	—		—		28,809
Additional paid-in capital	245,492,916	—		—		245,492,916
Accumulated deficit	(21,304,474)	(3,699,848)	(c)	(623,737)	(f)	(25,628,059)
Accumulated other comprehensive income	2,600,901	—		—		2,600,901
Total stockholders’ equity	226,818,152	(3,699,848)		(623,737)		222,494,567
Noncontrolling interests	37,465,167	—		—		37,465,167
Total Equity	264,283,319	(3,699,848)		(623,737)		259,959,734
Total Liabilities and Equity	$561,415,728	97,460,000		$19,020,000		$677,895,728

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Fifty South Sixth, assuming it had occurred on September 30, 2010.  The net purchase price was $185.0 million, which was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded by using proceeds from the Company’s current public offering and $95.0 million mortgage loan.  Pro forma adjustments related to the purchase price allocation of Fifty South Sixth are preliminary and subject to change.

(b)	To record the pro forma effect of permanent financing related to the Company’s acquisition of Fifty South Sixth, assuming it was in place by September 30, 2010.

(c)	To record the pro forma effect of the Company's 2% acquisition fee ($3.7 million) and 1% financing fee (approximately $950,000) related to the acquisition of Fifty South Sixth.

(d)
To record the pro forma effect of the Company’s acquisition of Southpark, assuming it had occurred on September 30, 2010.  The net purchase price was $31.2 million, which was allocated to investment property, net and intangible lease assets and liabilities.  The acquisition was funded by using proceeds from the Company’s current public offering and the assumption of an existing $18.0 million mortgage loan.  Pro forma adjustments related to the purchase price allocation of Southpark are preliminary and subject to change.

(e)
To record the pro forma effect of permanent financing related to the Company’s acquisition of Southpark, assuming it was in place by September 30, 2010.  At the time of acquisition, the fair value of this mortgage was estimated to be $18.7 million, resulting in a premium of $720,000.  The premium is being amortized into interest expense over the term of the mortgage.

(f)	To record the pro forma effect of the Company’s 2% acquisition fee (approximately $624,000) and 1% financing fee ($180,000) related to the acquisition of Southpark.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2010

	Nine Months Ended September 30, 2010	Adjustments for Fifty South Sixth Acquisition		Other Adjustments		Pro Forma
Revenues:
Rental revenue	$7,472,522	$15,925,994	(a)	$23,638,160	(f)	$47,036,676
Other revenue	532,732	3,920	(a)	1,241,128	(f)	1,777,780
Total revenues	8,005,254	15,929,914		24,879,288		48,814,456
Expenses:
Property operating expenses	1,508,058	3,136,365	(a)	4,462,506	(f)	9,106,929
Real property taxes	161,358	3,323,539	(a)	1,257,921	(f)	4,742,818
Property management fees	224,341	477,897	(b)	711,966	(g)	1,414,204
Depreciation and amortization	6,457,141	8,013,903	(a)	18,539,612	(f)	33,010,656
Acquisition related expenses	15,406,411	(138,956)	(c)	(15,052,149)	(c)	215,306
Asset management and acquisition fees	6,227,932	1,012,414	(h)	(4,585,565)	(h)	2,654,781
General and administrative expenses	1,238,696	—		—		1,238,696
Total expenses	31,223,937	15,825,162		5,334,291		52,383,390
Income (loss) before other income (expenses) and provision for income taxes	(23,218,683)	104,752		19,544,997		(3,568,934)
Other income (expenses):
Loss on interest rate swap contracts	(3,733,563)	—		—		(3,733,563)
Other losses	(2,638)	—		(5,807)		(8,445)
Interest expense	(2,008,762)	(2,579,250)	(d)	(7,688,726)	(d)	(12,276,738)
Interest income	72,305	—		3,065		75,370
Income (loss) before provision for income taxes	(28,891,341)	(2,474,498)		11,853,529		(19,512,310)
Provision for income taxes	(372,316)	—		(839,777)	(f)	(1,212,093)
Net income (loss)	(29,263,657)	(2,474,498)		11,013,752		(20,724,403)
Net (income) loss attributable to noncontrolling interests	8,366,815	—		(3,441,304)	(e)	4,925,511
Net income (loss) attributable to common stockholders	$(20,896,842)	$(2,474,498)		$7,572,448		$(15,798,892)
Basic and diluted loss per common share:	$(1.45)					$(0.69)
Weighted average number common shares outstanding	14,371,470			8,441,287	(i)	22,812,757

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Nine Months Ended September 30, 2010

(a)
To record the pro forma effect of the Company’s acquisition of Fifty South Sixth, assuming that the acquisition had occurred on January 1, 2009.  Adjustments are based on the historical results of operations of Fifty South Sixth. Included in this adjustment is a decrease to rental revenue of approximately $942,000 related to out-of-market leases which are amortized over the lease terms. Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocation of Fifty South Sixth, which is preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee (3.0% of total revenue) assuming that the acquisition of Fifty South Sixth had occurred on January 1, 2009.  The property management fees are a fixed percentage of revenues based on a new management agreement entered into for Fifty South Sixth.

(c)
To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisition of Fifty South Sixth, Southpark, Hock Plaza, the Brindleyplace Project and 17600 Gillette.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisitions of the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth as follows:

    •On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG related to the acquisition of the Brindleyplace Project. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.

    •On September 8, 2010, the Company assumed an $80.0 million note related to the acquisition of Hock Plaza. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The adjustment for Hock Plaza includes amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.

    •On October 19, 2010, the Company assumed an $18.0 million note related to the acquisition of Southpark.  At the time of acquisition, the fair value of this note was estimated to be $18.7 million, resulting in a premium of $720,000, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only. The loan has a fixed interest rate of 5.67%, matures in December 2016 and is secured by a first priority lien on Hines Global REIT Southpark II LLC's interest in Southpark and assignments of all personal property including its leases and rents. The adjustment for Southpark includes amortization of the fair value adjustment related to the assumed mortgage for Southpark.

    •On November 4, 2010, the Company entered into a $95.0 million mortgage with PB Capital Corporation related to the acquisition of Fifty South Sixth. The loan requires monthly payments of interest only and has a variable interest rate. However, the interest rate was effectively fixed at 3.62% through a five-year interest rate swap agreement, which was entered into with PB Capital Corporation. The initial maturity date for the loan is November 4, 2015, and the Company has the option to extend the term for two additional one-year periods. The loan is secured by a first priority lien on Fifty South Sixth.

(e)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(f)
To record the pro forma effect of the Company’s acquisition of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark based on their historical results of operations, assuming that the acquisition had occurred on January 1, 2009.  Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocations of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark.

(g)
To record the pro forma effect of the Company's property management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark had occurred on January 1, 2009. The property management fees for 17600 Gillette are a fixed percentage of revenues (1.25%) based on a new management agreement. The property management fees for the Brindleyplace Project are an annual flat fee of approximately £233,000 ($356,000 assuming a rate of $1.53 per GBP based on the average exchange rate from January 1, 2010 to September 30, 2010) based on a new management agreement. The property management fees for Hock Plaza are a fixed percentage of revenues (3.0%) based on a new management agreement. The property management fees for Southpark are a fixed percentage of revenues (2.5%) based on a new management agreement.

(h)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth had occurred on January 1, 2009. Additionally, to eliminate the effect of non-recurring acquisition fee expense recorded in relation to the Company's acquisition of the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth.

(i)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (f), less amounts received from the financing activities described in (d) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Nine Months Ended September 30, 2010
Cash needed to acquire 17600 Gillette	$20,350,000
Cash needed to acquire the Brindleyplace Project	59,289,716
Cash needed to acquire Hock Plaza	17,933,321
Cash needed to acquire Southpark	13,186,841
Cash needed to acquire Fifty South Sixth	89,992,381
$200,752,259

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	22,812,757
Less: Historical weighted average common shares outstanding	(14,371,470)
8,441,287

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2009

	Year Ended December 31, 2009	Adjustments for Fifty South Sixth Acquisition		Other Adjustments		Pro Forma
Revenues:
Rental revenue	$—	$21,995,805	(a)	$41,743,525	(f)	$63,739,330
Other revenue	—	5,364	(a)	2,333,744	(f)	2,339,108
Total revenues	—	22,001,169		44,077,269		66,078,438
Expenses:
Property operating expenses	—	4,309,987	(a)	7,932,222	(f)	12,242,209
Real property taxes	—	4,618,208	(a)	1,902,004	(f)	6,520,212
Property management fees	—	4,309,987	(b)	1,259,123	(g)	5,569,110
Depreciation and amortization	—	10,685,205	(a)	33,744,879	(f)	44,430,084
Asset management and acquisition fees	—	1,349,886	(h)	2,189,822	(h)	3,539,708
Organizational expenses	337,397	—		—		337,397
General and administrative expenses	227,611	—		—		227,611
Total expenses	565,008	25,273,273		47,028,050		72,866,331
Loss before other income (expenses) and provision for income taxes	(565,008)	(3,272,104)		(2,950,781)		(6,787,893)
Other income (expenses):
Other losses	—	—		(11,446)		(11,446)
Interest expense	—	(3,439,000)	(c)	(12,993,486)	(c)	(16,432,486)
Interest income	3,054	—		6,069		9,123
Loss before provision for income taxes	(561,954)	(6,711,104)		(15,949,644)		(23,222,702)
Provision for income taxes	—	—		(1,642,801)	(f)	(1,642,801)
Net loss	(561,954)	(6,711,104)		(17,592,445)		(24,865,503)
Net loss attributable to noncontrolling interests	154,322	—		4,759,892	(d)	4,914,214
Net loss attributable to common stockholders	$(407,632)	$(6,711,104)		$(12,832,553)		$(19,951,289)
Basic and diluted loss per common share:	$(1.19)					$(0.87)
Weighted average number common shares outstanding	342,558			22,470,199	(e)	22,812,757

 See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2009

(a)
To record the pro forma effect of the Company’s acquisition of Fifty South Sixth, assuming that the acquisition had occurred on January 1, 2009.  Adjustments are based on the historical results of operations of Fifty South Sixth. Included in this adjustment is a decrease to rental revenue of approximately $1.3 million related to out-of-market leases which are amortized over the lease terms. Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocation of Fifty South Sixth, which is preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee (3.0% of total revenue) assuming that the acquisition of Fifty South Sixth had occurred on January 1, 2009.  The property management fees are a fixed percentage of revenues based on a new management agreement entered into for Fifty South Sixth.

(c)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2009 related to its acquisitions of the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth as follows:

    • On July 7, 2010, the Company entered into a £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date) mortgage with Eurohypo AG related to the acquisition of the Brindleyplace Project. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the transaction date) of the loan balance was fixed at closing at 3.91% through multiple 5-year swaps with Eurohypo.

    • On September 8, 2010, the Company assumed an $80.0 million note related to the acquisition of Hock Plaza. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The adjustment for Hock Plaza includes amortization of the fair value adjustment related to the assumed mortgage for Hock Plaza.

    • On October 19, 2010, the Company assumed an $18.0 million note related to the acquisition of Southpark.  At the time of acquisition, the fair value of this note was estimated to be $18.7 million, resulting in a premium of $720,000, which is being amortized into interest expense over the term of the note. The loan requires monthly payments of interest only. The loan has a fixed interest rate of 5.67%, matures in December 2016 and is secured by a first priority lien on Hines Global REIT Southpark II LLC's interest in Southpark and assignments of all personal property including its leases and rents. The adjustment for Southpark includes amortization of the fair value adjustment related to the assumed mortgage for Southpark.

    • On November 4, 2010, the Company entered into a $95.0 million mortgage with PB Capital Corporation related to the acquisition of Fifty South Sixth. The loan requires monthly payments of interest only and has a variable interest rate. However, the interest rate was effectively fixed at 3.62% through a five-year interest rate swap agreement, which was entered into with PB Capital Corporation. The initial maturity date for the loan is November 4, 2015, and the Company has the option to extend the term for two additional one-year periods. The loan is secured by a first priority lien on Fifty South Sixth.

(d)	To allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(e)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a) and (f), less amounts received from the financing activities described in (c) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2009
Cash needed to acquire 17600 Gillette	$20,350,000
Cash needed to acquire the Brindleyplace Project	59,289,716
Cash needed to acquire Hock Plaza	17,933,321
Cash needed to acquire Southpark	13,186,841
Cash needed to acquire Fifty South Sixth	89,992,381
$200,752,259

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	22,812,757
Less: Historical weighted average common shares outstanding	(342,558)
22,470,199

(f)
To record the pro forma effect of the Company’s acquisition of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark based on their historical results of operations, assuming that the acquisition had occurred on January 1, 2009.  Pro forma adjustments to depreciation and amortization expenses were based on the purchase price allocation of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark.

(g)
To record the pro forma effect of the Company's property management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza and Southpark had occurred on January 1, 2009. The property management fees for 17600 Gillette are a fixed percentage of revenues (1.25%) based on a new management agreement. The property management fees for the Brindleyplace Project are an annual flat fee of approximately £233,000 ($356,000 assuming a rate of $1.53 per GBP based on the average exchange rate from January 1, 2010 to September 30, 2010) based on a new management agreement. The property management fees for Hock Plaza are a fixed percentage of revenues (3.0%) based on a new management agreement. The property management fees for Southpark are a fixed percentage of revenues (2.5%) based on a new management agreement.

(h)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth had occurred on January 1, 2009. No pro forma adjustments were recorded related to acquisition fees as they are non-recurring charges which arise directly from the acquisitions.

HINES GLOBAL REIT, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
For the Nine Months Ended September 30, 2010
and the Year Ended December 31, 2009

(1)  Investment Properties Acquired After January 1, 2009

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 29 tenants. The contract purchase price for the Brindleyplace Project was £186.2 million ($282.5 million assuming a rate of $1.52 per GBP based on the transaction date), exclusive of transaction costs, financing fees and working capital reserves. The Brindleyplace JV funded the acquisition using contributions from the venturers and proceeds from a secured mortgage facility agreement entered into with Eurohypo AG in the aggregate amount of £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the transaction date).

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. Fifty South Sixth was constructed in 2001 and consists of 698,606 square feet of rentable area that is 94% leased to thirty-two tenants.

The unaudited pro forma consolidated balance sheet assumes that the acquisitions of Fifty South Sixth and Southpark occurred on September 30, 2010. The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2009.